Exhibit 99.1

Farmer Brothers Announces Successful Closing of Take-private Transaction with Royal Cup

Fort Worth, Texas, May 5, 2026 – Farmer Brothers Coffee Co. (NASDAQ: FARM), a leading roaster, wholesaler and distributor of coffee, tea and allied products, announced today the close of its previously announced acquisition by Royal Cup. The transaction was approved by stockholders in a special meeting held on Friday, May 1.

Under the terms of the agreement, Royal Cup has acquired all outstanding shares of Farmer Brothers for $1.29 per share. Farmer Brothers will now operate as part of Royal Cup and become a private company.

As part of the closing of the transaction, Farmer Brothers President and Chief Executive Officer John Moore, Chief Financial Officer Vance Fisher and Vice President and General Counsel Jared Vitemb will be exiting the company. The combined entity will be led by Royal Cup President and Chief Executive Officer Chip Wann.

“It has been an honor to lead the Farmer Brothers team over the last several years and I am extremely proud of all we were able to accomplish,” said Moore. “I look forward to seeing all the combined organization will achieve in the future.”

About Farmer Brothers
Founded in 1912, Farmer Brothers Coffee Co. is a national coffee roaster, wholesaler, equipment servicer and distributor of coffee, tea and culinary products. The company’s product lines include organic, Direct Trade and sustainably produced coffee, as well as tea, cappuccino mixes, spices and baking/biscuit mixes.

Farmer Brothers Coffee Co. delivers extensive beverage planning services and culinary products to a wide variety of U.S.-based customers, ranging from small independent restaurants and foodservice operators to large institutional buyers, such as restaurant, department and convenience store chains, hotels, casinos, healthcare facilities and gourmet coffee houses, as well as grocery chains with private brand coffee and consumer branded coffee and tea products and foodservice distributors. The company’s primary brands include Farmer Brothers, Boyd’s Coffee, SUM>ONE Coffee Roasters, West Coast Coffee, Cain’s and China Mist. You can learn more at farmerbros.com.

About Royal Cup Coffee & Tea

Royal Cup Coffee & Tea manufactures and distributes high-quality coffee and tea in a variety of flavors and formats. Since 1896, Royal Cup’s reach extends throughout the United States, Mexico and the Caribbean, serving customers in the food service, hospitality, office and specialty coffee markets. Built on strong history and family tradition, Royal Cup’s values are the heart of their work. Read more at royalcupcoffee.com.

Cautionary Statement Regarding Forward Looking Statements
Certain statements in this communication that are not historical facts, including, without limitation, statements relating to the transaction, including the ability to complete, the timing of completion of, and the results of, the transactions contemplated by the merger agreement, including the parties’ ability to satisfy the conditions set forth in the merger agreement and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “expects,” “intends,” “future,” “may,” “will,” “should,” “could,” or similar expressions. Such statements are based upon the current beliefs and expectations of management of the company. These statements are subject to risks, uncertainties, changes in circumstances, assumptions and other important factors, many of which are outside management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Actual results may differ materially from current expectations because of numerous risks and uncertainties including, among others: (1) the risk that the proposed transaction may not be completed in a timely manner or at all; (2) the risk of legal proceedings that may be instituted against the company related to the merger agreement, which may result in significant costs of defense, indemnification and liability; (3) the possibility that competing acquisition proposals for the company will be made; (4) the possibility that any or all of the various conditions to the consummation of the transaction may not be satisfied or waived; (5) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances requiring the company to pay a termination fee; (6) the effects of disruption from the transactions on the company’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees and business partners; (7) the company’s sales; (8) changes in operating costs, such as production, transportation and labor; (9) the company’s ability to leverage its existing management and infrastructure; (10) changes in general and administrative expenses, capital expenditures, effective tax rate, impairment and other costs; (11) general economic conditions and (12) conditions beyond the company’s control such as timing of government policies, natural disasters, acts of war or terrorism. The foregoing factors should be read in conjunction with the risks and cautionary statements discussed or identified in the company’s public filings with the SEC from time to time, including the company’s most recent annual report on Form 10-K for the year ended June 30, 2025, quarterly reports on Form 10-Q and current reports on Form 8-K. The company’s stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update any forward-looking statements, except as required by law.

Farmer Brothers Investor and Media Contact
Brandi Wessel
Director of Communications
405-885-5176
bwessel@farmerbros.com